EXHIBIT 99.1

For Immediate Release:	October 19, 2023
HOMB on Track for $400 Million Year
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Highlights of the Third Quarter of 2023:

Metric	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Net income	$98.5 million	$105.3 million	$103.0 million	$115.7 million	$108.7 million
Total revenue (net)	$245.4 million	$257.2 million	$248.8 million	$272.3 million	$256.3 million
Income before income taxes	$129.3 million	$136.9 million	$132.9 million	$148.4 million	$142.0 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$130.6 million	$140.9 million	$134.1 million	$153.4 million	$142.0 million
Pre-tax net income to total revenue (net)	52.70%	53.23%	53.43%	54.50%	55.39%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	53.23%	54.78%	53.91%	56.34%	55.39%
ROA	1.78%	1.90%	1.84%	1.98%	1.81%
NIM	4.19%	4.28%	4.37%	4.21%	4.05%
Purchase accounting accretion	$2.4 million	$2.7 million	$3.2 million	$3.5 million	$4.6 million
ROE	10.65%	11.63%	11.70%	13.29%	12.25%
ROTCE (non-GAAP)(1)	17.62%	19.39%	19.75%	22.96%	20.93%
Diluted earnings per share	$0.49	$0.52	$0.51	$0.57	$0.53
Non-performing assets to total assets	0.42%	0.28%	0.33%	0.27%	0.27%
Common equity tier 1 capital	14.0%	13.6%	13.2%	12.9%	13.0%
Leverage	12.4%	11.9%	11.4%	10.9%	10.4%
Tier 1 capital	14.0%	13.6%	13.2%	12.9%	13.0%
Total risk-based capital	17.6%	17.3%	16.8%	16.5%	16.7%
Allowance for credit losses to total loans	2.00%	2.01%	2.00%	2.01%	2.09%
Book value per share	$18.06	$18.04	$17.87	$17.33	$16.94
Tangible book value per share (non-GAAP)(1)	10.90	10.87	10.71	10.17	9.82
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
“In the past 12 months, we have paid out $143.3 million in dividends, have repurchased 2,250,900 shares of stock for $51.0 million and have taken an additional mark to the available-for-sale portfolio of $43.1 million and were still able to grow tangible book value(1) by 11.1% from $9.82 per share to $10.90 per share. This feat deserves a shout out to all our people for an outstanding job during a tough economy,” said John Allison, Chairman and CEO of HOMB.

“We are continuing to build on our fortress balance sheet with both peer leading reserves and capital,” said Tracy French, President and CEO of Centennial Bank.

Liquidity and Funding Sources

At September 30, 2023, the Company held $1.78 billion in net available internal liquidity. This balance consisted of $1.38 billion in unpledged investment securities which could be used for additional secured borrowing capacity, $228.1 million in cash with the Federal Reserve Bank (FRB) and $172.7 million in other liquid cash accounts.
Consistent with the Company’s practice of maintaining access to significant external liquidity, the Company had $4.33 billion in net available external liquidity as of September 30, 2023. This included $5.09 billion in available liquidity with the Federal Home Loan Bank (FHLB), of which $2.00 billion has been drawn upon in the ordinary course of business, resulting in $3.09 billion in net available liquidity with the FHLB as of September 30, 2023. The $2.00 billion consisted of $750.0 million in outstanding FHLB advances and $1.25 billion used for pledging purposes. The Company also had access to approximately $1.39 billion in liquidity with the FRB as of September 30, 2023, of which $250.0 million has been drawn upon in the ordinary course of business, resulting in $1.14 billion in net available liquidity with the FRB as of September 30, 2023. The $1.14 billion consisted of $80.9 million available from the Discount Window and $1.06 billion available through the Bank Term Funding Program (BTFP). As of September 30, 2023, the Company also had access to $55.0 million from First National Bankers’ Bank (FNBB) and $45.0 million from other various external sources.
Overall, the Company had $6.12 billion net available liquidity as of September 30, 2023, which consisted of $1.78 billion of net available internal liquidity and $4.33 billion in net available external liquidity. Details on the Company’s available liquidity as of September 30, 2023 is available below.

(in thousands)	Total Available	Amount Used	Net Availability
Internal Sources
Unpledged investment securities (market value)	$1,382,775	$—	$1,382,775
Cash at FRB	228,114	—	228,114
Other liquid cash accounts	172,708	—	172,708
Total Internal Liquidity	1,783,597	—	1,783,597
External Sources
FHLB	5,089,340	1,995,990	3,093,350
FRB Discount Window	80,919	—	80,919
BTFP (par value)	1,309,205	250,000	1,059,205
FNBB	55,000	—	55,000
Other	45,000	—	45,000
Total External Liquidity	6,579,464	2,245,990	4,333,474
Total Available Liquidity	$8,363,061	$2,245,990	$6,117,071

The Company has continued to limit its exposure to uninsured deposits and has been actively monitoring this in light of the current banking environment. As of September 30, 2023, the Company held approximately $7.95 billion in uninsured deposits of which $568.5 million were intercompany subsidiary deposit balances and $2.65 billion were collateralized deposits, for a net position of $4.73 billion. This represents approximately 28.7% of total deposits. In addition, net available liquidity exceeded uninsured and uncollateralized deposits by $1.38 billion.

(in thousands)	As of September 30, 2023
Uninsured Deposits	$7,952,922
Intercompany Subsidiary and Affiliate Balances	568,511
Collateralized Deposits	2,650,369
Net Uninsured Position	$4,734,042

Total Available Liquidity	$6,117,071
Net Uninsured Position	4,734,042
Net Available Liquidity in Excess of Uninsured Deposits	$1,383,029
In the event the Company’s $4.73 billion net position of uninsured deposits had been called by depositors on the first day of the third quarter of 2023 and the Company utilized available BTFP funding, which remained outstanding during the entire quarter, the Company estimates that interest expense would have increased by approximately $65.5 million for the period ended September 30, 2023. The outflow of deposits could have been funded through available sources of liquidity without selling our investment securities. In this event, because of the high profitability levels of HOMB, the Company estimates that it would still have achieved return on average assets (ROA) of 1.20% for the period ended September 30, 2023.
Operating Highlights
Net income for the three-month period ended September 30, 2023 was $98.5 million, or $0.49 diluted earnings per share. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $94.7 million(1), and $0.47 per share(1), respectively, for the three months ended September 30, 2023.
Our net interest margin was 4.19% for the three-month period ended September 30, 2023, compared to 4.28% for the three-month period ended June 30, 2023. The yield on loans was 6.98% and 6.84% for the three months ended September 30, 2023 and June 30, 2023, respectively, as average loans decreased from $14.26 billion to $14.19 billion. Additionally, the rate on interest bearing deposits increased to 2.55% as of September 30, 2023, from 2.27% as of June 30, 2023, while average interest-bearing balances decreased from $12.42 billion to $12.24 billion.
During the third quarter of 2023, there was $521,000 of event interest expense compared to event interest income of $1.3 million for the second quarter of 2023.
Purchase accounting accretion on acquired loans was $2.4 million and $2.7 million and average purchase accounting loan discounts were $29.9 million and $32.5 million for the three-month periods ended September 30, 2023 and June 30, 2023, respectively.

Net interest income on a fully taxable equivalent basis was $203.2 million for the three-month period ended September 30, 2023, and $209.1 million for the three-month period ended June 30, 2023. This reduction in net interest income for the three-month period ended September 30, 2023, was the result of a $10.3 million increase in interest expense, partially offset by a $4.4 million increase in interest income. The $10.3 million increase in interest expense was due to an $8.6 million increase in interest expense on deposits, a $1.6 million increase in interest expense on FHLB and other borrowed funds and a $223,000 increase in interest expense on securities sold under agreement to repurchase. The increase in interest expense is a result of the current high interest rate environment. The $4.4 million increase in interest income was primarily the result of a $6.3 million increase in loan interest income, partially offset by a $1.4 million decrease in income from interest-bearing balances due from banks and a $529,000 decrease in investment income. The increase in interest income is also a result of the current high interest rate environment.
The Company reported $43.4 million of non-interest income for the third quarter of 2023. The most important components of third quarter non-interest income were $10.1 million from other service charges and fees, $10.1 million from service charges on deposit accounts, $6.2 million from other income, $4.7 million from trust fees, $4.5 million from the fair value adjustment for marketable securities, $3.1 million in mortgage lending income, $2.9 million from dividends from FHLB, FRB, FNBB and other and $1.2 million from the increase in cash value of life insurance. The $6.2 million in other income includes $338,000 in non-taxable bank owned life insurance “BOLI” death benefit income.
Non-interest expense for the third quarter of 2023 was $114.8 million. The most important components of non-interest expense were $64.5 million from salaries and employee benefits, $25.7 million in other operating expense, $15.5 million in occupancy and equipment expenses and $9.1 million in data processing expenses. For the third quarter of 2023, our efficiency ratio was 45.53%, and our efficiency ratio, as adjusted (non-GAAP), was 46.44%(1).

Financial Condition
Total loans receivable were $14.27 billion at September 30, 2023, compared to $14.18 billion at June 30, 2023. Total deposits were $16.52 billion at September 30, 2023, compared to $17.00 billion at June 30, 2023. Total assets were $21.95 billion at September 30, 2023, compared to $22.13 billion at June 30, 2023.
During the third quarter of 2023, the Company experienced approximately $90.9 million in loan growth. Centennial CFG experienced $145.3 million of organic loan growth and had loans of $2.01 billion at September 30, 2023. Our remaining markets experienced $54.4 million in organic loan decline during the quarter.
Non-performing loans to total loans was 0.64% and 0.43% at September 30, 2023 and June 30, 2023, respectively. Non-performing assets to total assets was 0.42% and 0.28% at September 30, 2023 and June 30, 2023, respectively. Net charge-offs were $2.9 million and $3.8 million for the three months ended September 30, 2023 and June 30, 2023, respectively.
Non-performing loans at September 30, 2023 were $12.6 million, $17.3 million, $27.2 million, $372,000, $3.0 million and $30.4 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $90.9 million. Non-performing assets at September 30, 2023 were $12.8 million, $17.5 million, $27.5 million, $372,000, $3.0 million and $30.4 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $91.6 million.

The Company’s allowance for credit losses on loans was $285.6 million at September 30, 2023, or 2.00% of total loans, compared to the allowance for credit losses on loans of $285.7 million, or 2.01% of total loans, at June 30, 2023. As of September 30, 2023 and June 30, 2023, the Company’s allowance for credit losses on loans was 314.29% and 472.23% of its total non-performing loans, respectively.
Stockholders’ equity was $3.65 billion at September 30, 2023, compared to $3.65 billion at June 30, 2023, an increase of approximately $0.8 million. The increase in stockholders’ equity is primarily associated with the $62.0 million increase in retained earnings, partially offset by the $57.9 million increase in accumulated other comprehensive loss and $5.7 million in stock repurchases. Book value per common share was $18.06 at September 30, 2023, compared to $18.04 at June 30, 2023. Tangible book value per common share (non-GAAP) was $10.90(1) at September 30, 2023, compared to $10.87(1) at June 30, 2023.
Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 63 branches in Texas, 5 branches in Alabama and one branch in New York City.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, October 19, 2023. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/682811524. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login?show=353e41be&confId=55500. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-470-1428, Passcode: 488667. A replay of the call will be available by calling 1-866-813-9403, Passcode: 746951, which will be available until October 26, 2023, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words or phrases like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “on track” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; disruptions, uncertainties and related effects on our business and operations that may result from any future outbreaks of the COVID-19 pandemic, including the impact on, among other things, credit quality and liquidity; the ability to identify, complete and successfully integrate new acquisitions; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; diversion of management time on acquisition-related issues; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; adverse weather events, including hurricanes, and other natural disasters; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
ASSETS
Cash and due from banks	$229,474	$275,656	$250,841	$263,893	$268,929
Interest-bearing deposits with other banks	258,605	335,535	437,213	460,897	1,311,492
Cash and cash equivalents	488,079	611,191	688,054	724,790	1,580,421
Federal funds sold	3,925	1,550	—	—	2,700
Investment securities - available-for-sale, net of allowance for credit losses	3,472,173	3,645,013	3,772,138	4,041,590	4,085,102
Investment securities - held-to-maturity, net of allowance for credit losses	1,283,475	1,285,150	1,286,373	1,287,705	1,251,007
Total investment securities	4,755,648	4,930,163	5,058,511	5,329,295	5,336,109
Loans receivable	14,271,833	14,180,972	14,386,634	14,409,480	13,829,311
Allowance for credit losses	(285,562)	(285,683)	(287,169)	(289,669)	(289,203)
Loans receivable, net	13,986,271	13,895,289	14,099,465	14,119,811	13,540,108
Bank premises and equipment, net	397,093	397,315	402,094	405,073	411,479
Foreclosed assets held for sale	691	725	425	546	365
Cash value of life insurance	213,351	213,090	214,792	213,693	212,619
Accrued interest receivable	110,946	101,066	102,740	103,199	88,671
Deferred tax asset, net	222,741	206,430	193,334	209,321	228,979
Goodwill	1,398,253	1,398,253	1,398,253	1,398,253	1,394,353
Core deposit intangible	51,023	53,500	55,978	58,455	60,932
Other assets	322,617	317,857	304,609	321,152	300,634
Total assets	$21,950,638	$22,126,429	$22,518,255	$22,883,588	$23,157,370
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$4,280,429	$4,598,593	$4,945,729	$5,164,997	$5,540,539
Savings and interest-bearing transaction accounts	10,786,087	11,169,940	11,392,566	11,730,552	11,968,519
Time deposits	1,452,229	1,228,358	1,107,171	1,043,234	1,033,266
Total deposits	16,518,745	16,996,891	17,445,466	17,938,783	18,542,324
Securities sold under agreements to repurchase	160,120	160,349	138,742	131,146	121,555
FHLB and other borrowed funds	1,001,550	701,550	650,000	650,000	400,000
Accrued interest payable and other liabilities	175,367	173,426	212,887	196,877	192,908
Subordinated debentures	439,982	440,129	440,275	440,420	440,568
Total liabilities	18,295,764	18,472,345	18,887,370	19,357,226	19,697,355
Stockholders' equity
Common stock	2,023	2,026	2,032	2,034	2,042
Capital surplus	2,363,210	2,366,560	2,375,754	2,386,699	2,404,388
Retained earnings	1,640,171	1,578,176	1,509,400	1,443,087	1,361,040
Accumulated other comprehensive loss	(350,530)	(292,678)	(256,301)	(305,458)	(307,455)
Total stockholders' equity	3,654,874	3,654,084	3,630,885	3,526,362	3,460,015
Total liabilities and stockholders' equity	$21,950,638	$22,126,429	$22,518,255	$22,883,588	$23,157,370

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
(In thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Interest income:
Loans	$249,464	$243,152	$236,997	$221,280	$195,841	$729,613	$507,062
Investment securities
Taxable	34,520	34,751	35,288	33,639	28,273	104,559	58,294
Tax-exempt	7,868	7,932	7,963	7,855	8,069	23,763	20,501
Deposits - other banks	2,328	3,729	4,685	10,109	10,763	10,742	19,001
Federal funds sold	82	68	6	12	9	156	13
Total interest income	294,262	289,632	284,939	272,895	242,955	868,833	604,871
Interest expense:
Interest on deposits	78,698	70,147	59,162	47,019	23,347	208,007	38,970
Federal funds purchased	1	2	—	—	—	3	2
FHLB and other borrowed funds	8,161	6,596	6,190	5,388	1,917	20,947	5,688
Securities sold under agreements to repurchase	1,344	1,121	868	701	434	3,333	729
Subordinated debentures	4,121	4,123	4,124	4,121	4,153	12,368	16,472
Total interest expense	92,325	81,989	70,344	57,229	29,851	244,658	61,861
Net interest income	201,937	207,643	214,595	215,666	213,104	624,175	543,010
Provision for credit losses on loans	2,800	2,300	1,200	5,000	—	6,300	45,170
(Recovery of) provision for credit losses on unfunded commitments	(1,500)	—	—	—	—	(1,500)	11,410
Provision for credit losses on investment securities	—	1,683	—	—	—	1,683	2,005
Total credit loss expense	1,300	3,983	1,200	5,000	—	6,483	58,585
Net interest income after credit loss expense	200,637	203,660	213,395	210,666	213,104	617,692	484,425
Non-interest income:
Service charges on deposit accounts	10,062	9,231	9,842	10,134	10,756	29,135	26,980
Other service charges and fees	10,128	11,763	11,875	10,363	13,951	33,766	34,225
Trust fees	4,660	4,052	4,864	3,981	3,980	13,576	8,874
Mortgage lending income	3,132	2,650	2,571	3,566	4,179	8,353	14,091
Insurance commissions	562	518	526	453	601	1,606	1,739
Increase in cash value of life insurance	1,170	1,211	1,104	1,079	1,089	3,485	2,721
Dividends from FHLB, FRB, FNBB & other	2,916	2,922	2,794	2,814	1,741	8,632	6,384
Gain on SBA loans	97	—	139	30	58	236	153
Gain (loss) on branches, equipment and other assets, net	—	917	7	10	(13)	924	5
Gain on OREO, net	—	319	—	13	—	319	487
Fair value adjustment for marketable securities	4,507	783	(11,408)	1,032	(2,628)	(6,118)	(2,304)
Other income	6,179	15,143	11,850	23,185	9,487	33,172	25,096
Total non-interest income	43,413	49,509	34,164	56,660	43,201	127,086	118,451
Non-interest expense:
Salaries and employee benefits	64,512	64,534	64,490	64,249	65,290	193,536	174,636
Occupancy and equipment	15,463	14,923	14,952	14,884	15,133	45,338	38,533
Data processing expense	9,103	9,151	8,968	9,062	8,747	27,222	25,880
Merger and acquisition expenses	—	—	—	—	—	—	49,594
Other operating expenses	25,684	27,674	26,234	30,708	25,176	79,592	68,081
Total non-interest expense	114,762	116,282	114,644	118,903	114,346	345,688	356,724
Income before income taxes	129,288	136,887	132,915	148,423	141,959	399,090	246,152
Income tax expense	30,835	31,616	29,953	32,736	33,254	92,404	56,577
Net income	$98,453	$105,271	$102,962	$115,687	$108,705	$306,686	$189,575

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands, except per share data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
PER SHARE DATA

Diluted earnings per common share	$0.49	$0.52	$0.51	$0.57	$0.53	$1.51	$0.99
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.47	0.51	0.54	0.53	0.54	1.51	1.40
Basic earnings per common share	0.49	0.52	0.51	0.57	0.53	1.51	0.99
Dividends per share - common	0.18	0.18	0.18	0.165	0.165	0.54	0.495
Book value per common share	18.06	18.04	17.87	17.33	16.94	18.06	16.94
Tangible book value per common share (non-GAAP)(1)	10.90	10.87	10.71	10.17	9.82	10.90	9.82

STOCK INFORMATION

Average common shares outstanding	202,526	202,793	203,456	203,924	204,829	202,921	191,584
Average diluted shares outstanding	202,650	202,923	203,625	204,179	205,135	203,068	191,941
End of period common shares outstanding	202,323	202,573	203,168	203,434	204,219	202,323	204,219

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.78%	1.90%	1.84%	1.98%	1.81%	1.84%	1.13%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	1.72	1.85	1.95	1.84	1.83	1.84	1.61
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.95	2.07	2.00	2.15	1.97	2.01	1.23
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	1.87	2.02	2.12	2.00	1.99	2.00	1.74
Return on average common equity (ROE)	10.65	11.63	11.70	13.29	12.25	11.32	7.71
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	10.25	11.33	12.38	12.35	12.39	11.30	10.91
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	17.62	19.39	19.75	22.96	20.93	18.90	12.71
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	16.95	18.90	20.90	21.33	21.16	18.87	18.00
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	17.95	19.74	20.11	23.33	21.29	19.24	13.03
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	17.29	19.24	21.26	21.70	21.52	19.22	18.32
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Efficiency ratio	45.53%	44.00%	44.80%	42.44%	43.24%	44.76%	52.44%
Efficiency ratio, as adjusted (non-GAAP)(1)	46.44	44.83	43.42	43.07	42.97	44.86	45.13
Net interest margin - FTE (NIM)	4.19	4.28	4.37	4.21	4.05	4.28	3.67
Fully taxable equivalent adjustment	$1,293	$1,494	$1,628	$2,017	$2,437	$4,415	$6,646
Total revenue (net)	245,350	257,152	248,759	272,326	256,305	751,261	661,461
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	130,588	140,870	134,115	153,423	141,959	405,573	304,737
PPNR, as adjusted (non-GAAP)(1)	125,743	137,308	142,062	142,567	143,522	405,113	350,576
Pre-tax net income to total revenue (net)	52.70%	53.23%	53.43%	54.50%	55.39%	53.12%	37.21%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	50.72	51.85	56.63	50.52	56.00	53.06	53.00
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	53.23	54.78	53.91	56.34	55.39	53.99	46.07
P5NR, as adjusted (non-GAAP)(1)	51.25	53.40	57.11	52.35	56.00	53.92	53.00
Total purchase accounting accretion	$2,431	$2,660	$3,172	$3,497	$4,578	$8,263	$12,844
Average purchase accounting loan discounts	29,915	32,546	35,482	38,552	42,050	32,656	37,889

OTHER OPERATING EXPENSES

Hurricane expense	$—	$—	$—	$176	$—	$—	$—
Advertising	2,295	2,098	2,231	2,567	2,024	6,624	5,407
Amortization of intangibles	2,477	2,478	2,477	2,478	2,477	7,432	6,376
Electronic banking expense	3,709	3,675	3,330	3,914	3,828	10,714	9,718
Directors' fees	417	538	460	358	354	1,415	1,133
Due from bank service charges	282	286	273	273	316	841	982
FDIC and state assessment	2,794	3,220	3,500	2,224	2,146	9,514	6,204
Insurance	878	927	889	1,003	959	2,694	2,702
Legal and accounting	1,514	1,436	1,088	5,962	1,581	4,038	3,439
Other professional fees	2,117	2,774	2,284	2,552	2,466	7,175	6,329
Operating supplies	860	763	738	690	681	2,361	2,430
Postage	491	586	501	602	614	1,578	1,476
Telephone	544	573	528	576	593	1,645	1,314
Other expense	7,306	8,320	7,935	7,333	7,137	23,561	20,571
Total other operating expenses	$25,684	$27,674	$26,234	$30,708	$25,176	$79,592	$68,081
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
BALANCE SHEET RATIOS
Total loans to total deposits	86.40%	83.43%	82.47%	80.33%	74.58%
Common equity to assets	16.65	16.51	16.12	15.41	14.94
Tangible common equity to tangible assets (non-GAAP)(1)	10.76	10.65	10.33	9.66	9.24
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,614,259	$5,480,738	$5,524,125	$5,632,063	$5,156,438
Construction/land development	2,154,030	2,201,514	2,160,514	2,135,266	2,232,906
Agricultural	336,160	340,067	342,814	346,811	330,748
Residential real estate loans
Residential 1-4 family	1,808,248	1,790,218	1,748,231	1,748,551	1,704,850
Multifamily residential	444,239	455,754	637,633	578,052	525,110
Total real estate	10,356,936	10,268,291	10,413,317	10,440,743	9,950,052
Consumer	1,153,461	1,156,273	1,173,325	1,149,896	1,120,250
Commercial and industrial	2,195,678	2,288,646	2,368,428	2,349,263	2,268,750
Agricultural	332,608	297,743	250,851	285,235	313,693
Other	233,150	170,019	180,713	184,343	176,566
Loans receivable	$14,271,833	$14,180,972	$14,386,634	$14,409,480	$13,829,311
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$285,683	$287,169	$289,669	$289,203	$294,267
Loans charged off	3,449	4,726	4,288	5,379	6,313
Recoveries of loans previously charged off	528	940	588	845	1,249
Net loans charged off	2,921	3,786	3,700	4,534	5,064
Provision for credit losses - loans	2,800	2,300	1,200	5,000	—
Balance, end of period	$285,562	$285,683	$287,169	$289,669	$289,203
Net charge-offs to average total loans	0.08%	0.11%	0.10%	0.13%	0.15%
Allowance for credit losses to total loans	2.00	2.01	2.00	2.01	2.09
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$84,184	$49,627	$65,401	$51,011	$56,796
Loans past due 90 days or more	6,674	10,869	8,567	9,845	4,898
Total non-performing loans	90,858	60,496	73,968	60,856	61,694
Other non-performing assets
Foreclosed assets held for sale, net	691	725	425	546	365
Other non-performing assets	64	64	74	74	104
Total other non-performing assets	755	789	499	620	469
Total non-performing assets	$91,613	$61,285	$74,467	$61,476	$62,163
Allowance for credit losses for loans to non-performing loans	314.29%	472.23%	388.23%	475.99%	468.77%
Non-performing loans to total loans	0.64	0.43	0.51	0.42	0.45
Non-performing assets to total assets	0.42	0.28	0.33	0.27	0.27
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2023			June 30, 2023
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$197,336	$2,328	4.68%	$320,039	$3,729	4.67%
Federal funds sold	4,859	82	6.70	5,350	68	5.10
Investment securities - taxable	3,598,513	34,520	3.81	3,718,320	34,751	3.75
Investment securities - non-taxable - FTE	1,272,680	9,034	2.82	1,280,781	9,332	2.92
Loans receivable - FTE	14,191,461	249,591	6.98	14,259,647	243,246	6.84
Total interest-earning assets	19,264,849	295,555	6.09	19,584,137	291,126	5.96
Non-earning assets	2,637,585			2,643,267
Total assets	$21,902,434			$22,227,404
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$10,923,936	$68,067	2.47%	$11,242,988	$62,637	2.23%
Time deposits	1,319,126	10,631	3.20	1,174,925	7,510	2.56
Total interest-bearing deposits	12,243,062	78,698	2.55	12,417,913	70,147	2.27
Federal funds purchased	54	1	7.35	123	2	6.52
Securities sold under agreement to repurchase	154,687	1,344	3.45	143,969	1,121	3.12
FHLB borrowed funds	773,345	8,161	4.19	679,445	6,596	3.89
Subordinated debentures	440,054	4,121	3.72	440,201	4,123	3.76
Total interest-bearing liabilities	13,611,202	92,325	2.69	13,681,651	81,989	2.40
Non-interest bearing liabilities
Non-interest bearing deposits	4,434,394			4,717,623
Other liabilities	189,499			197,936
Total liabilities	18,235,095			18,597,210
Shareholders' equity	3,667,339			3,630,194
Total liabilities and shareholders' equity	$21,902,434			$22,227,404
Net interest spread			3.40%			3.56%
Net interest income and margin - FTE		$203,230	4.19		$209,137	4.28

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2023			September 30, 2022
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$313,637	$10,742	4.58%	$2,899,620	$19,001	0.88%
Federal funds sold	3,577	156	5.83	1,593	13	1.09
Investment securities - taxable	3,726,710	104,559	3.75	3,442,854	58,294	2.26
Investment securities - non-taxable - FTE	1,280,947	27,848	2.91	1,139,628	26,709	3.13
Loans receivable - FTE	14,307,358	729,943	6.82	12,547,275	507,500	5.41
Total interest-earning assets	19,632,229	873,248	5.95	20,030,970	611,517	4.08
Non-earning assets	2,640,096			2,308,827
Total assets	$22,272,325			$22,339,797
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,246,350	$185,560	2.21%	$11,420,566	$36,031	0.42%
Time deposits	1,189,620	22,447	2.52	1,035,340	2,939	0.38
Total interest-bearing deposits	12,435,970	208,007	2.24	12,455,906	38,970	0.42
Federal funds purchased	59	3	6.80	294	2	0.91
Securities sold under agreement to repurchase	144,603	3,333	3.08	129,076	729	0.76
FHLB and other borrowed funds	701,748	20,947	3.99	400,004	5,688	1.90
Subordinated debentures	440,199	12,368	3.76	540,175	16,472	4.08
Total interest-bearing liabilities	13,722,579	244,658	2.38	13,525,455	61,861	0.61
Non-interest bearing liabilities
Non-interest bearing deposits	4,729,515			5,363,770
Other liabilities	197,498			161,402
Total liabilities	18,649,592			19,050,627
Shareholders' equity	3,622,733			3,289,170
Total liabilities and shareholders' equity	$22,272,325			$22,339,797
Net interest spread			3.57%			3.47%
Net interest income and margin - FTE		$628,590	4.28		$549,656	3.67

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands, except per share data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$98,453	$105,271	$102,962	$115,687	$108,705	$306,686	$189,575
Pre-tax adjustments
BOLI death benefits	(338)	(2,779)	—	—	—	(3,117)	—
Merger and acquisition expenses	—	—	—	—	—	—	49,594
Initial provision for credit losses - acquisition	—	—	—	—	—	—	58,585
Fair value adjustment for marketable securities	(4,507)	(783)	11,408	(1,032)	2,628	6,118	2,304
Special dividend from equity investment	—	—	—	—	—	—	(1,434)
TRUPS redemption fees	—	—	—	—	—	—	2,081
Special lawsuit settlement, net of expense	—	—	—	(10,000)	—	—	—
Recoveries on historic losses	—	—	(3,461)	—	(1,065)	(3,461)	(6,706)
Hurricane expense	—	—	—	176	—	—	—
Total pre-tax adjustments	(4,845)	(3,562)	7,947	(10,856)	1,563	(460)	104,424
Tax-effect of adjustments	(1,112)	(879)	1,961	(2,679)	393	(30)	25,569
Total adjustments after-tax (B)	(3,733)	(2,683)	5,986	(8,177)	1,170	(430)	78,855
Earnings, as adjusted (C)	$94,720	$102,588	$108,948	$107,510	$109,875	$306,256	$268,430

Average diluted shares outstanding (D)	202,650	202,923	203,625	204,179	205,135	203,068	191,941

GAAP diluted earnings per share: (A/D)	$0.49	$0.52	$0.51	$0.57	$0.53	$1.51	$0.99
Adjustments after-tax: (B/D)	(0.02)	(0.01)	0.03	(0.04)	0.01	—	0.41
Diluted earnings per common share, as adjusted: (C/D)	$0.47	$0.51	$0.54	$0.53	$0.54	$1.51	$1.40
ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	1.78%	1.90%	1.84%	1.98%	1.81%	1.84%	1.13%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	1.72	1.85	1.95	1.84	1.83	1.84	1.61
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	1.95	2.07	2.00	2.15	1.97	2.01	1.23
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	1.87	2.02	2.12	2.00	1.99	2.00	1.74

GAAP net income available to common shareholders (A)	$98,453	$105,271	$102,962	$115,687	$108,705	$306,686	$189,575
Amortization of intangibles (B)	2,477	2,478	2,477	2,478	2,477	7,432	6,376
Amortization of intangibles after-tax (C)	1,866	1,866	1,866	1,866	1,854	5,598	4,757
Adjustments after-tax (D)	(3,733)	(2,683)	5,986	(8,177)	1,170	(430)	78,855
Average assets (E)	21,902,434	22,227,404	22,695,855	23,187,005	23,778,769	22,272,325	22,339,797
Average goodwill & core deposit intangible (F)	1,450,478	1,452,951	1,455,423	1,454,639	1,459,034	1,452,933	1,294,971

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	10.65%	11.63%	11.70%	13.29%	12.25%	11.32%	7.71%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	10.25	11.33	12.38	12.35	12.39	11.30	10.91
Return on average tangible common equity: (A/(D-E))	17.62	19.39	19.75	22.96	20.93	18.90	12.71
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	16.95	18.90	20.90	21.33	21.16	18.87	18.00
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	17.95	19.74	20.11	23.33	21.29	19.24	13.03
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	17.29	19.24	21.26	21.70	21.52	19.22	18.32

GAAP net income available to common shareholders (A)	$98,453	$105,271	$102,962	$115,687	$108,705	$306,686	$189,575
Earnings excluding intangible amortization (B)	100,319	107,137	104,828	117,553	110,559	312,284	194,332
Adjustments after-tax (C)	(3,733)	(2,683)	5,986	(8,177)	1,170	(430)	78,855
Average common equity (D)	3,667,339	3,630,194	3,569,592	3,454,005	3,519,296	3,622,733	3,289,170
Average goodwill & core deposits intangible (E)	1,450,478	1,452,951	1,455,423	1,454,639	1,459,034	1,452,933	1,294,971
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-H)/(B+C+E))	45.53%	44.00%	44.80%	42.44%	43.24%	44.76%	52.44%
Efficiency ratio, as adjusted: ((D-H-J)/(B+C+E-I))	46.44	44.83	43.42	43.07	42.97	44.86	45.13
Pre-tax net income to total revenue (net) (A/(B+C))	52.70	53.23	53.43	54.50	55.39	53.12	37.21
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	50.72	51.85	56.63	50.52	56.00	53.06	53.00
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$130,588	$140,870	$134,115	$153,423	$141,959	$405,573	$304,737
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F-G)	125,743	137,308	142,062	142,567	143,522	405,113	350,576
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	53.23%	54.78%	53.91%	56.34%	55.39%	53.99%	46.07%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	51.25	53.40	57.11	52.35	56.00	53.92	53.00

Pre-tax net income (A)	$129,288	$136,887	$132,915	$148,423	$141,959	$399,090	$246,152
Net interest income (B)	201,937	207,643	214,595	215,666	213,104	624,175	543,010
Non-interest income (C)	43,413	49,509	34,164	56,660	43,201	127,086	118,451
Non-interest expense (D)	114,762	116,282	114,644	118,903	114,346	345,688	356,724
Fully taxable equivalent adjustment (E)	1,293	1,494	1,628	2,017	2,437	4,415	6,646
Total pre-tax adjustments (F)	(4,845)	(3,562)	7,947	(10,856)	1,563	(460)	104,424
Initial provision for credit losses - acquisition (G)	—	—	—	—	—	—	58,585
Amortization of intangibles (H)	2,477	2,478	2,477	2,478	2,477	7,432	6,376
Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$4,507	$783	$(11,408)	$1,032	$(2,628)	$(6,118)	$(2,304)
Gain on OREO	—	319	—	13	—	319	487
Gain (loss) on branches, equipment and other assets, net	—	917	7	10	(13)	924	5
Special dividend from equity investment	—	—	—	—	—	—	1,434
Lawsuit settlement - special lawsuit	—	—	—	15,000	—	—	—
BOLI death benefits	338	2,779	—	—	—	3,117	—
Recoveries on historic losses	—	—	3,461	—	1,065	3,461	6,706
Total non-interest income adjustments (I)	$4,845	$4,798	$(7,940)	$16,055	$(1,576)	$1,703	$6,328
Non-interest expense:
Merger and acquisition expenses	—	—	—	—	—	—	49,594
Hurricane expense	—	—	—	176	—	—	—
Legal expense - special lawsuit	—	—	—	5,000	—	—	—
TRUPS redemption fees	—	—	—	—	—	—	2,081
Total non-interest expense adjustments (J)	$—	$—	$—	$5,176	$—	$—	$51,675

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$18.06	$18.04	$17.87	$17.33	$16.94
Tangible book value per common share: ((A-C-D)/B)	10.90	10.87	10.71	10.17	9.82

Total stockholders' equity (A)	$3,654,874	$3,654,084	$3,630,885	$3,526,362	$3,460,015
End of period common shares outstanding (B)	202,323	202,573	203,168	203,434	204,219
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,394,353
Core deposit and other intangibles (D)	51,023	53,500	55,978	58,455	60,932
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	16.65%	16.51%	16.12%	15.41%	14.94%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	10.76	10.65	10.33	9.66	9.24

Total assets (A)	$21,950,638	$22,126,429	$22,518,255	$22,883,588	$23,157,370
Total stockholders' equity (B)	3,654,874	3,654,084	3,630,885	3,526,362	3,460,015
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,394,353
Core deposit and other intangibles (D)	51,023	53,500	55,978	58,455	60,932